Exhibit 99.1

China Green Material Technologies, Inc. Appoints New Independent Director Johnson Lau

HARBIN, China, Dec. 20, 2010 - China Green Material Technologies, Inc. (OTC Bulletin Board:CAGM.ob), a Chinese leader in developing and manufacturing starch-based biodegradable containers, tableware and packaging materials, today announced the appointment of Johnson Lau as independent director for the Company. Mr. Lau will replace Yi (Jenny) Liu, who has resigned due to personal reasons.

Ms. Liu served as independent director since June 2010. Following her resignation, China Green Material’s board of directors has appointed Mr. Lau as independent director, chairman of the nominating committee, and as a member of the audit committee and compensation committee.

Mr. Su Zhonghao, Chief Executive Officer of China Green Material Technologies, stated, “On behalf of our board and management team, I would like to thank Jenny for her service and contributions over the past several months. We welcome Johnson to the board and are very pleased to have someone of his caliber and financial skill set serve as independent director. We believe Johnson’s experience will be instrumental as we continue to grow and introduce new branded products in the rapidly growing biodegradable products market in China.”

Mr. Lau has over 14 years of financial experience in public companies and Big Four accounting firms, and is currently Director of Finance for AutoChina International Limited, and serves on the Board of Directors for Lizhan Environmental Corporation. Previously he was CFO and a Director at Haike Chemical Group Ltd. Mr. Lau has also worked at Deloitte Touche Tohmatsu, and has been a Certified Public Accountant since 1999. He holds a Bachelor of Commerce degree from Monash University in Melbourne, Australia.

About China Green Material Technologies, Inc.

Website: http://www.sinogreenmaterial.com

China Green Material Technologies, Inc. (OTCBB:CAGM.ob - News) is a China-based manufacturer of starch-based biodegradable containers, tableware and packaging products. Headquartered in Harbin city of China, the Company currently has 153 employees. The Company has developed proprietary biodegradable food packaging materials technologies.

Safe Harbor Statement

This press release contains certain statements that may include 'forward-looking statements' as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipate," "optimistic," "intend," "will" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and other factors, including the risk that the Company may not be successful in bringing its new production facility fully online in 2011and those risks and other factors discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission, including the Annual Report on Form 10-K filed April 12, 2010. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:

Low Yan Seong, CFO
China Green Material Technologies, Inc.
Email: cfo@sinogreenmaterial.com
Web:   http://www.sinogreenmaterial.com
Buddy Lee, Corporate Secretary
China Green Material Technologies, Inc.
Email: secretary@sinogreenmaterial.com
Office: +86-451-51750888

Feng Peng
HC International, Inc.
Phone: +86-138-12271616
Email: feng.peng@hcinternational.net

In the U.S.:

Ted Haberfield
HC International, Inc.
Phone: +1-760-755-2716
Email: thaberfield@hcinternational.net
Web:   http://www.hcinternational.net